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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
SITEL Corporation:


    We consent to the use of our reports, incorporated by reference in this Registration Statement of SITEL Corporation on Form S-3, as amended, dated April 4, 1997 relating to the consolidated balance sheets of SITEL Corporation and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 and the related schedule, which reports appear in the December 31, 1996 Annual Report on Form 10-K/A.


                                          KPMG Peat Marwick LLP


Omaha, Nebraska
November 14, 1997